Exhibit 5.1

Confidential
Molecular Partners AG Wagistrasse 14 8952 Schlieren Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00
June 9, 2021

Molecular Partners AG – Registration Statement on Form F-1 - Exhibit 5.1
Ladies and Gentlemen:
We have acted as special Swiss counsel to Molecular Partners AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form F-1, as amended (Registration No. 333-255447), including the preliminary prospectus set forth therein (the Registration Statement), filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act) American Depositary Shares (ADSs) representing (i) up to 3,000,000 common shares of the Company with a nominal value of CHF 0.10 each (the Firm Shares and the ADSs representing the Firm Shares, the Firm ADSs) and (ii) if and to the extent the over-allotment option granted by the Company to the underwriters under the underwriting agreement to be entered into on or around June 15, 2021 is exercised, up to 450,000 additional common shares of the Company with a nominal value of CHF 0.10 each (the Additional Shares and the ADSs representing the Additional Shares, the Additional ADSs; the Additional ADSs, together with the Firm ADSs, the Offered ADSs), in each case issued out of authorized share capital of the Company. As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents (as defined below).

I.Basis of Opinion
This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document (other than listed below) referred to in the Documents or any other matter.
For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the documents or the factual background assumed therein.
For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the Documents):
1.an electronic copy of the Registration Statement;
2.an electronic copy of the articles of incorporation (Statuten) of the Company, the form of which is filed as Exhibit 3.1 to the Registration Statement (the Articles);
3.an electronic excerpt from the Commercial Register of the Canton of Zurich dated June 9, 2021, relating to the Company (the Excerpt);
4.an electronic copy of the notarized shareholders' resolutions passed at the Company's ordinary general meeting held on April 21, 2021 (the Shareholders' Resolutions); and
5.an electronic copy of the resolutions on the Authorization (Durchführungsbeschluss) of the board of directors of the Company dated June  8, 2021 (the Capital Increase Board Resolutions 1).
No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we limit our opinion to the Documents and their legal implications under Swiss law.
In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.
II.Assumptions
In rendering the opinion below, we have assumed the following:
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(a)all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;
(b)all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;
(c)all documents produced to us in draft form will be executed in the form of the draft submitted to us;
(d)the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;
(e)to the extent relevant for purposes of this opinion, any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;
(f)the Shareholders' Resolutions and the Capital Increase Board Resolutions 1 (i) have been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, (ii) have not been amended and (iii) are in full force and effect;
(a)prior to the issuance of the Firm Shares and Additional Shares, respectively, the board of directors of the Company will have resolved in the presence of a notary on the execution of the corresponding capital increase, validly excluded the pre-emptive rights of the existing shareholders for purposes of issuing the Firm and Additional Shares, respectively, as contemplated in the Registration Statement, issued a capital increase report with respect to the Capital Increase (Kapitalerhöhungsbericht), and made the corresponding declarations required for implementing the Capital Increase and the amendment of the Articles of the Issuer (Feststellungs- und Statutenänderungsbeschluss) (the Capital Increase Board Resolutions 2 and, together with the Capital Increase Board Resolutions 1, the Capital Increase Board Resolutions) and such resolutions will not have been amended and will be in full force and effect until the issuance of all Firm Shares and Additional Shares, respectively;
(b)the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) or intended acquisition in kind (Sachübernahme) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations (the CO);
(c)all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in
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connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
(d)the Articles and the Excerpt are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Articles and the Excerpt as of the date hereof;
(e)all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;
(f)the Company is, at the date hereof, not insolvent or over-indebted (in the sense of article 725 of the CO);
(g)no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.
III.Opinion
Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Firm Shares and the Additional Shares, respectively, each if and when issued and paid for pursuant to the Articles and Swiss law, in particular upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Zurich and the electronic publication of such registration in the Swiss Official Gazette of Commerce SOGC, and entered into the Company’s book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.
IV.Qualifications
The above opinions are subject to the following qualifications:
(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)The exercise of voting rights and rights related thereto with respect to any Offered Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.
(c)We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to
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reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the Offered Shares.
(d)Notwithstanding or irrespective of the registration of the capital increase with the Commercial Register of the Canton of Zurich, the underlying shareholders' resolutions may be challenged by a dissenting shareholder of the Company or others in court or otherwise.
(e)We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.
* * *
We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion shall be governed by and construed in accordance with the laws of Switzerland.

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Sincerely yours,
Homburger AG

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